UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 25, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27265	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, the Compensation Committee of the Board of Directors of Internap Network Services Corporation (the “Company”) approved the 2009 Long-Term Incentive Plan (the “2009 Plan”).

Under the 2009 Plan, named executive officers and other key contributors are eligible for the award of restricted common stock and options to purchase common stock. Fifty percent of the aggregate of each award are time-based restricted common stock and 50% are options to purchase common stock. The time-based restricted common stock vests in four equal annual installments on the anniversary of the grant date. The options to purchase common stock vest 25% after one year and in equal monthly increments for three years thereafter. The options have a 10-year term.

Awards Pursuant to the 2009 Plan

The Compensation Committee awarded the following grants under the 2009 Plan on March 25, 2009. The stock options have an exercise price of $2.54.

Name and Title	Total Grant	Time-Based Restricted Stock	Stock Options
George E. Kilguss III, Chief Financial Officer	105,600	37,700	67,900
Timothy Sullivan, Chief Technology Officer	105,600	37,700	67,900
Richard P. Dobb, Chief Administrative Officer	104,800	37,400	67,400
Randal R. Thompson, Vice President of Global Sales	65,200	23,300	41,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: March 31, 2009

	By:	/s/ Richard P. Dobb
Richard P. Dobb
Chief Administrative Officer